SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

 of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 29, 2020

EVO Payments, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-38504	82-1304484
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

Ten Glenlake Parkway, South Tower, Suite 950 Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (516) 479-9000

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	EVOP	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 29, 2020, EVO Payments, Inc., a Delaware corporation (the “Company”), entered into an investment agreement (the “Investment Agreement”) with Madison Dearborn Capital Partners VI-A, L.P., a Delaware limited partnership, Madison Dearborn Capital Partners VI Executive-A, L.P., a Delaware limited partnership and Madison Dearborn Capital Partners VI-C, L.P., a Delaware limited partnership (each, a “Purchaser” and collectively, the “Purchasers”). Pursuant to the Investment Agreement, the Company will issue and sell to the Purchasers an aggregate of 152,250 shares of a newly created series of the Company’s preferred stock, par value $0.0001 per share, designated as “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”) at a purchase price of $985.221685 per share, resulting in total gross proceeds to the Company of approximately $150.0 million.

The consummation of the transactions contemplated by the Investment Agreement is subject to customary closing conditions, including the accuracy of representations and warranties and the performance of all obligations contained in the Investment Agreement (in each case subject to customary materiality qualifiers), as well as the receipt of support agreements in the form attached to the Investment Agreement from Company stockholders representing at least 22% of the voting power represented by all outstanding shares of the Company’s common stock (regardless of class). The consummation of the transactions contemplated by the Investment Agreement will not occur prior to April 20, 2020 unless otherwise agreed by both the Purchasers and the Company.

The Series A Preferred Stock will rank senior to the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), with respect to dividends and distributions on liquidation, winding-up and dissolution. Each share of Series A Preferred Stock will have an initial liquidation preference of $1,000 per share. Holders of shares of Series A Preferred Stock will be entitled to cumulative, paid-in-kind (“PIK”) dividends, which will be payable semi-annually in arrears by increasing the liquidation preference for each outstanding share of Series A Preferred Stock. These PIK dividends accrue at an annual rate of (i) 6.00% per annum for the first ten years and (ii) 8.00% per annum thereafter, subject in each case to a 1.00% per annum increase in the event the Stockholder Approval is not obtained prior to the earlier of the Company’s 2021 annual meeting of stockholders and August 1, 2021. Holders of Series A Preferred Stock are also entitled to participate in and receive any dividends declared or paid on the Class A Common Stock on an as-converted basis, and no dividends may be paid to holders of Class A Common Stock unless full participating dividends are concurrently paid to holders of Series A Preferred Stock.

Each holder of Series A Preferred Stock will have the right, at its option, to convert its Series A Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Class A Common Stock, at any time and from time to time after the date on which the Company has first held a meeting of its stockholders for the purpose of obtaining the Stockholder Approval. The number of shares of Class A Common Stock into which a share of Series A Preferred Stock will convert at any time is equal to the product of (i) the then-effective conversion rate and (ii) the quotient obtained by dividing the sum of the then-effective liquidation preference per share of Series A Preferred Stock and the amount of any accrued and unpaid PIK dividends by the initial liquidation preference of $1,000. The conversion rate of the Series A Preferred Stock is initially set at 63.2911 shares of Class A Common Stock, based on an implied conversion price of $15.80 per share of Class A Common Stock. The conversion rate is subject to customary anti-dilution adjustments, including in the event of any stock split, stock dividend, recapitalization or similar events. The conversion rate is also subject to adjustment for certain antidilutive offerings occurring during the first nine months following the date the Series A Preferred Stock is initially issued, with any such adjustment prior to the receipt of the Stockholder Approval being limited by a cap based on the closing price for the Company’s Class A Common Stock on March 27, 2020.

The Company has the right to settle any conversion at the request of a holder of Series A Preferred Stock in cash based on the last reported sale price of the Class A Common Stock.

Subject to certain conditions described below, the Company may, at its option, require conversion of all (but not less than all) of the outstanding shares of Series A Preferred Stock to Class A Common Stock if, for at least 20 trading days during the 30 consecutive trading days immediately preceding the date the Company notifies holders of the Series A Preferred Stock of the election to convert, the volume weighted average price of the Class A Common Stock is at least (i) 180% of the conversion price prior to the fourth semi-annual PIK dividend payment date, (ii) 170% of the conversion price on or after the fourth and prior to the sixth semi-annual PIK dividend payment date, (iii) 160% of the conversion price on or after the sixth and prior to the eighth semi-annual PIK dividend payment date, or (iv) 150% of the conversion price on or after the eighth semi-annual PIK dividend payment date. The Company will not exercise its right to mandatorily convert all outstanding shares of Series A Preferred Stock unless (i) certain liquidity conditions with regard to the shares of Class A Common Stock to be issued upon such conversion are satisfied, and (ii) either (1) the Stockholder Approval has been obtained or (2) the Company has previously held one or more meetings of its stockholders for purposes of obtaining the Stockholder Approval, and the date for the mandatory conversion occurs after the sixth semi-annual PIK dividend payment date. However, if the Company elects to mandatorily convert all outstanding shares of Series A Preferred Stock conversion prior to the sixth semi-annual PIK dividend payment date, then, for purposes of such conversion, the liquidation preference of each outstanding share of Series A Preferred Stock will be increased by the compounded amount of all remaining scheduled PIK dividend payments on the Series A Preferred Stock through, and including, the sixth semi-annual PIK dividend payment date.

Pursuant to the terms of the Certificate of Designations, unless and until approval of the Company’s stockholders is obtained as contemplated by Nasdaq listing rules (the “Stockholder Approval”), no holder of Series A Preferred Stock may convert shares of Series A Preferred Stock through either an optional or a mandatory conversion into shares of Class A Common Stock if and to the extent that such conversion would result in the holder beneficially owning in excess of 19.99% of the aggregate number of votes entitled to be cast generally at a meeting of the Company’s stockholders held for the election of directors by all outstanding shares of the Company’s common stock (regardless of class) (such limitation, the “Ownership Limitation”).

Initially, holders of the Series A Preferred Stock will not be entitled to voting rights in the election of directors of the Company. Following the expiration or termination of the waiting period under the under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, holders of the Series A Preferred Stock generally will be entitled to vote with the holders of the shares of Class A Common Stock on all matters submitted for a vote of holders of shares of Class A Common Stock (voting together with the holders of shares of Class A Common Stock as one class) on an as-converted basis, subject to the Ownership Limitation. Additionally, certain matters will require the approval of the holders of two-thirds of the outstanding Series A Preferred Stock, voting as a separate class, including (1) the authorization, creation, increase in the authorized amount of, or issuance of any class or series of senior or parity equity securities or any security convertible into, or exchangeable or exercisable for, shares of senior or parity equity securities, (2) amendments, modifications or repeal of any provision of the Company’s charter or of the Certificate of Designations that would adversely affect the rights, preferences or voting powers of the Series A Preferred Stock, and (3) certain business combinations and binding or statutory share exchanges or reclassification involving the Series A Preferred Stock unless such events do not adversely affect the rights, preferences or voting powers of the Series A Preferred Stock.

If the Company undergoes a Change of Control (as defined in the certificate of designations for the Series A Preferred Stock), each holder of Series A Preferred Stock may require the Company to repurchase all or a portion of its then-outstanding shares of Series A Preferred Stock for cash consideration equal to 150% of the then-current liquidation preference per share of Series A Preferred Stock plus accumulated and unpaid dividends, if any (or, if the repurchase date for such Change of Control is on or after the sixth semi-annual PIK dividend payment date, 100% of the liquidation preference per share of Series A Preferred Stock plus accumulated and unpaid dividends, if any).

The Investment Agreement further provides that, until the earlier of (x) 36 months post-closing, and (y) the occurrence of a transaction resulting in a Change of Control (the “Standstill Period”), subject to customary exceptions and exceptions in the case of transfers to certain permitted transferees, transfers pursuant to certain business combinations, acquisition of assets or similar transaction entered into by the Company or any transaction resulting in a Change of Control, and transfers approved by the Board of Directors of the Company (the “Board”), the Purchaser will be subject to customary transfer restrictions with respect to the Series A Preferred Stock.

As part of the transactions contemplated by the Investment Agreement, the Company is required to (a) amend its existing registration rights agreement to permit each Purchaser to join the Registration Rights Agreement in order to hold demand registration rights with respect to the shares of Class A Common Stock issuable upon conversion of the Series A Preferred Stock and (b) amend and restate its existing director nomination agreement with certain of the Purchasers to provide the director nomination rights described in Item 5.02 below, which is incorporated herein by reference.

The foregoing descriptions of the transactions contemplated by the Investment Agreement and the terms of the Series A Preferred Stock do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Investment Agreement (which includes as exhibits copies of the support agreement to be signed by Company stockholders, the amendment and restatement to the Company’s existing director nomination agreement and the form of certificate of designations for the Series A Preferred Stock) attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

As described in Item 1.01 above, pursuant to the Investment Agreement, the Company has agreed to sell to the Purchasers shares of Series A Preferred Stock. The offer and sale of the shares of Series A Preferred Stock through the Investment Agreement are being made in reliance an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof. The shares of Class A Common Stock issuable upon conversion of shares of the Series A Preferred Stock will be issued in reliance upon the exemption from registration in Section 3(a)(9) of the Securities Act. The information in Item 1.01 above is incorporated into this Item 3.02 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Matthew W. Raino to the Board of Directors

On March 29, 2020, the Board re-appointed Matthew W. Raino to serve as a director, effective April 1, 2020.

Mr. Raino will serve as a Group II director of the Company. The Board has determined that Mr. Raino is an independent director within the meaning of Nasdaq Rule 5605.

Mr. Raino is a Managing Director on the Financial & Transaction Services team of Madison Dearborn Partners, LLC (“MDP”). Prior to rejoining MDP in August 2007, Mr. Raino attended Northwestern University J.L. Kellogg Graduate School of Management. From July 2003 to July 2005, Mr. Raino served as an associate at MDP. Mr. Raino currently also serves on the boards of directors of The Amynta Group, Ankura Consulting Group, Navacord Corp., NFP Corp. and Nevada Investments Topco Limited. Mr. Raino has a Bachelor of Business Administration from the University of Michigan and a Master in Business Administration from Northwestern University J.L. Kellogg Graduate School of Management.

Mr. Raino will not receive any compensation for his service as a director on our Board.

As described above, Mr. Raino is an employee of MDP. In connection with the Company’s initial public offering, the Company entered into a director nomination agreement with entities controlled by MDP, pursuant to which MDP currently has the right to designate one director for nomination until such time as MDP no longer holds at least 5% of the voting power of the Company’s outstanding voting stock. The Company is required to amend and restate as part of the transactions contemplated by the Investment Agreement described herein. Pursuant to the amended and restated director nomination agreement, MDP will have the right to designate for nomination up to two of the Company’s directors. MDP’s right to designate two directors for nomination will terminate upon such time that MDP holds less than 15% of the voting power of the Company’s outstanding voting stock (assuming, for this purpose, that the Series A Preferred Stock has the right to vote). Thereafter, MDP will have the right to designate one director for nomination until such time as MDP no longer holds at least 5% of the voting power of the Company’s outstanding voting stock (assuming, for this purpose, that the Series A Preferred Stock has the right to vote). Mr. Raino will be the second director appointed pursuant to MDP’s nomination right once the director nomination agreement has been amended and restated in connection with the consummation of the transactions contemplated by the Investment Agreement.

Mr. Raino does not have a family relationship with any of the executive officers or directors of the Company.

MDP provides the Company with consulting services on an as needed basis, primarily relating to business development and potential acquisition and refinancing activities. In addition, the Company reimburses MDP for certain out of pocket expenses. Other than these transactions and the transactions contemplated by the Investment Agreement described herein, there are no transactions with respect to Mr. Raino that would be reportable pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Voluntary salary reductions

In response to the global COVID-19 pandemic, on March 29, 2020 the Company’s Chief Executive Officer, James G. Kelly, and each of the Company’s other named executive officers agreed to temporarily and voluntarily reduce their respective base salaries by 50%, effective immediately.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing the Company’s execution of the Investment Agreement and other matters is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 as well as in Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Investment Agreement, dated March 29, by and among EVO Payments, Inc. and Madison Dearborn Capital Partners VI-A, L.P., Madison Dearborn Capital Partners VI Executive-A, L.P. and Madison Dearborn Capital Partners VI-C, L.P.

99.1	Press Release dated March 29, 2020.

Forward-Looking Statements

This Form 8-K (including the exhibits hereto) contains statements about future events and expectations that constitute forward-looking statements. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are based on the Company’s current beliefs, assumptions, estimates, and expectations, taking into account the information currently available to the Company, and are not guarantees of future results or performance. Forward-looking statements are not statements of historical fact. Forward-looking statements involve risks, uncertainties and assumptions (including uncertainties around the duration and severity of the impact of the COVID-19 outbreak that are difficult to predict) that may cause the Company’s actual results to differ materially from the expectations of future results the Company expresses or implies in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include the following: (1) the successful closing of the investment by MDP and achievement of its potential benefits; (2) the effects of global economic, political, market, health and other conditions, including the impact of the coronavirus; (3) geopolitical and other risks associated with the Company’s operations outside of the United States; (4) any decline in the use of cards as a payment mechanism or other adverse developments with respect to the card industry in general; (5) declines in consumer spending; (6) changes in foreign currency exchange rates; (7) risks relating to the Company’s indebtedness; (8) the impact of social distancing, shelter-in-place, shutdowns of non-essential businesses and similar measures imposed or undertaken by governments, companies and consumers in an effort to combat the spread of the coronavirus; and (9) the other risks and uncertainties included from time to time in the Company’s filings with the SEC, including those listed under “Risk Factors” contained in Part I of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. The forward-looking statements included in this Form 8-K (including the exhibits hereto) are made only as of the date hereof and, except for the Company’s ongoing obligations under applicable securities laws, the Company undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVO Payments, Inc.

	By:	/s/ Steven J. de Groot
		Name:	Steven J. de Groot
Date: March 30, 2020		Title:	Executive Vice President, General Counsel and Secretary